Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-256362, No. 333-211461, No. 333-174330, and No. 333-134239) on Form S-8 of our reports dated February 27, 2025, with respect to the consolidated financial statements, and financial statement Schedule II, Valuation and Qualifying Accounts of Standard Motor Products, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 27, 2025